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                                                                  EXHIBIT 23.4

            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement
(Form S-8) of Chiron Corporation pertaining to the Viagene, Inc. Employee
Stock Purchase Plan of our report dated February 17, 1995, relating to the balance sheets of The Biocine Company as of December 31, 1994 and 1993 and the related statements of operations, partners' capital (deficit) and cash flows for each of the years in the three year period ended December 31, 1994.


                                                         KPMG PEAT MARWICK LLP

San Francisco, California
December 15, 1995